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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2001 relating to the consolidated financial statements and financial statement schedule of Leap Wireless International, Inc., which appear in Leap Wireless International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.



PricewaterhouseCoopers LLP

San Diego, California
April 20, 2001